Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Third Quarter 2014 Financial Results

Board of Directors initiates quarterly dividend of $0.25 per share and authorizes the repurchase of an additional 3.4 million shares under the company’s share repurchase program

ORLANDO, Fla. – October 16, 2014 –Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported third quarter 2014 financial results and provided updated guidance for the full year 2014. In addition, the company announced that its Board of Directors has authorized a cash dividend program under which it intends to pay a regular quarterly dividend and the repurchase of up to an additional 3.4 million shares, or approximately 10 percent, of its outstanding common stock, under its share repurchase program.

Highlights for the third quarter of 2014 include:

•	Adjusted EBITDA totaled $54 million, an increase of $4 million, or 8 percent, year-over-year.

•	Company adjusted development margin was 22.6 percent and North America adjusted development margin was 25.5 percent, an increase of 230 and 330 basis points, respectively, year-over-year.

•	North America volume per guest (VPG) increased 6.9 percent year-over-year to $3,477.

•	Adjusted fully diluted earnings per share (EPS) increased 12.5 percent to $0.81 compared to $0.72 in the third quarter of 2013.

•	Through October 15, 2014, the company has repurchased nearly 3.4 million of the 3.5 million shares of its common stock under its initial authorization from October 2013 for a total of $186 million.

•	In October 2014, the company completed a securitization of $250 million of vacation ownership notes receivable at a blended borrowing rate of 2.29 percent, generating gross proceeds of $240 million.

Third quarter 2014 net income totaled $25 million, or $0.75 per diluted share, compared to net income of $25 million, or $0.67 per diluted share, in the third quarter of 2013. Company development margin increased to 21.5 percent in the third quarter of 2014 from 21.1 percent in the third quarter of 2013; North America development margin for the third quarter increased to 24.4 percent from 22.7 percent last year. Non-GAAP financial measures, such as adjusted EBITDA, adjusted net income, adjusted earnings per share and adjusted development margin, are reconciled and adjustments are shown and described in further detail on pages A-1 through A-20 of the Financial Schedules that follow.

“We had a strong third quarter, with solid performance in adjusted EBITDA and development margin, and another exceptional quarter of VPG growth,” said Stephen P. Weisz, president and chief executive officer. “With our strong cash position and cash flow outlook, I am pleased to announce that our Board of Directors has approved a quarterly dividend, our first as a public company. This is a significant milestone for Marriott Vacations Worldwide and demonstrates our confidence in our business model. In less than a year, we have

Marriott Vacations Worldwide Reports Third Quarter 2014 Financial Results / 2

repurchased $186 million of common stock under our share repurchase program, virtually exhausting the Board’s original repurchase authorization. Underscoring our commitment to a balanced capital allocation strategy, our Board has also authorized the repurchase of up to an additional 3.4 million shares, representing approximately 10 percent of the company’s outstanding common stock. We believe our capital allocation strategy gives us financial flexibility to pursue our growth objectives and continue to drive long-term shareholder value.”

Third Quarter 2014 Results

Total company contract sales were $172 million, a $4 million increase from $168 million in the third quarter of 2013, driven by $3 million of higher vacation ownership contract sales in the company’s North America segment, $2 million of higher contract sales in the company’s Europe segment and $1 million of higher contract sales in the company’s Asia Pacific segment, partially offset by $2 million of lower residential contract sales in the company’s North America segment.

Adjusted development margin was $35 million, a $3 million increase from the third quarter of 2013. Adjusted development margin percentage increased 2.3 percentage points to 22.6 percent in the third quarter of 2014 from 20.3 percent in the third quarter of 2013. The adjustments are illustrated on page A-10 of the Financial Schedules. Development margin was $33 million, a $1 million decrease from the third quarter of 2013, as the prior year period benefited from the impact of extended rescission periods in the company’s Europe segment and favorable revenue reportability. Development margin percentage increased slightly to 21.5 percent in the third quarter of 2014 from 21.1 percent in the third quarter of 2013.

Rental revenues totaled $65 million, unchanged compared to the third quarter of 2013. These results reflect a 3 percent increase in transient keys rented offset by nearly $2 million of lower plus points revenue. Rental revenues, net of expenses, were $11 million, a $3 million, or 28 percent, increase from the third quarter of 2013.

Resort management and other services revenues totaled $67 million, a $2 million increase from the third quarter of 2013. Resort management and other services revenues, net of expenses, were $23 million, a $3 million, or 15 percent, increase over the third quarter of 2013.

Adjusted EBITDA was $54 million in the third quarter of 2014, a $4 million, or 8 percent, increase from $50 million in the third quarter of 2013.

Segment Results

North America

VPG increased 6.9 percent to $3,477 in the third quarter of 2014 from $3,252 in the third quarter of 2013, driven mainly by an increase in the average number of points purchased per contract, higher pricing and a modest improvement in closing efficiency. North America vacation ownership contract sales were $148 million in the third quarter of 2014, an increase of $3 million over the prior year period.

Third quarter 2014 North America segment financial results were $86 million, a decrease of $1 million from the third quarter of 2013. The decrease was primarily driven by a $3 million accrual related to a litigation settlement

Marriott Vacations Worldwide Reports Third Quarter 2014 Financial Results / 3

and $2 million of lower financing revenues, offset partially by $4 million of higher resort management and other services revenues net of expenses.

Development margin was $33 million, unchanged compared to the third quarter of 2013. Development margin percentage increased to 24.4 percent in the third quarter of 2014 as compared to 22.7 percent in the prior year quarter. Excluding the impact of revenue reportability, adjusted development margin was $35 million, a $3 million increase from the prior year quarter. Adjusted development margin percentage increased to 25.5 percent in the third quarter of 2014 from 22.2 percent in the third quarter of 2013. The impact of revenue reportability is illustrated on page A-12 of the Financial Schedules.

Asia Pacific

Asia Pacific contract sales increased $1 million to $8 million in the third quarter of 2014. Segment financial results were $1 million, an increase of $1 million from the third quarter of 2013.

Europe

Third quarter 2014 contract sales improved $2 million to $11 million. Segment financial results were $6 million, $1 million below the third quarter of 2013. Adjusting for the $1 million impact related to extended rescission periods in the prior year, segment financial results were flat compared to the prior year quarter.

Organizational and Separation Plan

During the third quarter of 2014, the company incurred $3 million of costs in connection with its organizational and separation related efforts, of which $2 million was capitalized during the quarter. Remaining spending for these efforts of approximately $7 million to $9 million is expected to be incurred by the end of 2015. Once completed, these efforts are expected to generate over $15 million of annualized savings, of which approximately $13 million has been realized cumulatively to date.

Return of Capital

On October 14, 2014, the company’s Board of Directors authorized a cash dividend program under which it intends to pay a regular quarterly dividend, and declared a quarterly dividend of $0.25 per share payable on November 12, 2014 to shareholders of record as of October 28, 2014. In addition, the Board of Directors authorized the company to repurchase up to 3.4 million additional shares of its common stock under its share repurchase program through March 25, 2016.

Any future dividend payments will be subject to Board approval. The specific timing, amount and other terms of the repurchases will continue to depend on market conditions, corporate and regulatory requirements and other factors.

During the third quarter of 2014, the company repurchased 787,796 shares of its common stock at an average price of $58.02 per share for a total of nearly $46 million under its share repurchase program. Since the launch of the program on October 20, 2013 through October 15, 2014, the company has repurchased nearly 3.4 million shares of the 3.5 million shares originally authorized.

Marriott Vacations Worldwide Reports Third Quarter 2014 Financial Results / 4

Balance Sheet and Liquidity

On September 12, 2014, cash and cash equivalents totaled $146 million. Since the end of 2013, real estate inventory balances declined $70 million to $794 million, including $446 million of finished goods and $348 million of land and infrastructure. The company had $538 million in debt outstanding at the end of the third quarter of 2014, a decrease of $140 million from year-end 2013, including $534 million in non-recourse securitized notes. In addition, $40 million of mandatorily redeemable preferred stock of a subsidiary of the company was outstanding at the end of the third quarter of 2014.

In October the company completed a securitization of $250 million of vacation ownership loans at a weighted average interest rate of 2.29 percent and an advance rate of 96 percent. This transaction generated approximately $240 million of gross cash proceeds. Net cash proceeds to the company after transaction costs and cash reserves were $236 million, which are available for general corporate purposes.

As of September 12, 2014, the company had $197 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit.

Outlook

For the full year 2014, the company is updating guidance as reflected in the chart below.

	Current Guidance	Previous Guidance
Adjusted free cash flow	$230 million to $245 million	$190 million to $205 million
Adjusted fully diluted earnings per share	$2.67 to $2.84	$2.64 to $2.82

The company is also reaffirming the following guidance for full year 2014 as previously provided on July 24, 2014:

Adjusted EBITDA	$190 million to $200 million
Adjusted net income	$93 million to $99 million
Adjusted development margin:
Company	21.0 percent to 22.0 percent
North America	23.0 percent to 24.0 percent
Contract sales growth (excluding residential):
Company	1 percent to 3 percent
North America	flat to 2 percent

Pages A-1 through A-20 of the Financial Schedules reconcile the non-GAAP financial measures set forth above to the following full year 2014 expected GAAP results: reported net income of $93 million to $99 million; reported company development margin of 20.7 percent to 21.7 percent; reported North America development margin of 22.8 percent to 23.8 percent; and net cash provided by operating activities of $216 million to $228 million.

Marriott Vacations Worldwide Reports Third Quarter 2014 Financial Results / 5

Third Quarter 2014 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EDT today to discuss these results. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (877) 660-6853 or (201) 612-7415 for international callers. The conference ID for the recording is 13591642. The webcast will also be available on the company’s website.

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About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company. In late 2011, Marriott Vacations Worldwide was established as an independent, public company focusing primarily on vacation ownership experiences. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. Marriott Vacations Worldwide offers a diverse portfolio of quality products, programs and management expertise with 59 resorts and approximately 420,000 Owners and Members. Its brands include: Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, future dividend payments, organizational and separation related efforts, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of October 16, 2014 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

FINANCIAL SCHEDULES

QUARTER 3, 2014

TABLE OF CONTENTS

Interim Consolidated Statements of Income - 12 Weeks Ended September 12, 2014 and September 6, 2013	A-1
Interim Consolidated Statements of Income - 36 Weeks Ended September 12, 2014 and September 6, 2013	A-2
North America Segment Financial Results - 12 Weeks Ended September 12, 2014 and September 6, 2013	A-3
North America Segment Financial Results - 36 Weeks Ended September 12, 2014 and September 6, 2013	A-4
Asia Pacific Segment Financial Results - 12 Weeks Ended September 12, 2014 and September 6, 2013	A-5
Asia Pacific Segment Financial Results - 36 Weeks Ended September 12, 2014 and September 6, 2013	A-6
Europe Segment Financial Results - 12 Weeks Ended September 12, 2014 and September 6, 2013	A-7
Europe Segment Financial Results - 36 Weeks Ended September 12, 2014 and September 6, 2013	A-8
Corporate and Other Financial Results - 12 Weeks and 36 Weeks Ended September 12, 2014 and September 6, 2013	A-9

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin

    (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended September 12, 2014 and September 6, 2013

A-10

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin

    (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 36 Weeks Ended September 12, 2014 and September 6, 2013

A-11

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin

    (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended September 12, 2014 and September 6, 2013

A-12

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin

    (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 36 Weeks Ended September 12, 2014 and September 6, 2013

A-13
EBITDA and Adjusted EBITDA - 12 Weeks and 36 Weeks Ended September 12, 2014 and September 6, 2013	A-14
Adjusted Net Income and Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Development Margin - 2014 Outlook	A-15
2014 Adjusted Free Cash Flow Outlook	A-16
2014 Normalized Adjusted Free Cash Flow Outlook	A-17
Non-GAAP Financial Measures	A-18
Interim Consolidated Balance Sheets	A-21
Interim Consolidated Statements of Cash Flows	A-22

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF INCOME

12 Weeks Ended September 12, 2014 and September 6, 2013

(In millions, except per share amounts)

	As Reported 12 Weeks Ended September 12, 2014	Certain Charges	As Adjusted 12 Weeks Ended September 12, 2014 **	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended September 6, 2013 **
Revenues
Sale of vacation ownership products	$156	$—	$156	$162	$—	$(2)	$160
Resort management and other services	67	—	67	65	—	—	65
Financing	30	—	30	32	—	—	32
Rental	65	—	65	65	—	—	65
Other	4	—	4	4	—	—	4
Cost reimbursements	91	—	91	84	—	—	84

Total revenues	413	—	413	412	—	(2)	410

Expenses
Cost of vacation ownership products	49	—	49	56	—	(1)	55
Marketing and sales	74	—	74	72	—	—	72
Resort management and other services	44	—	44	45	—	—	45
Financing	5	—	5	5	—	—	5
Rental	54	—	54	57	—	—	57
Other	4	—	4	4	—	—	4
General and administrative	22	—	22	23	—	—	23
Organizational and separation related	1	(1)	—	4	(4)	—	—
Litigation settlement	3	(3)	—	—	—	—	—
Consumer financing interest	6	—	6	7	—	—	7
Royalty fee	14	—	14	13	—	—	13
Cost reimbursements	91	—	91	84	—	—	84

Total expenses	367	(4)	363	370	(4)	(1)	365

Interest expense	3	—	3	2	—	—	2

Income before income taxes	43	4	47	40	4	(1)	43
Provision for income taxes	(18)	(2)	(20)	(15)	(1)	—	(16)

Net income	$25	$2	$27	$25	$3	$(1)	$27

Earnings per share - Basic	$0.77		$0.83	$0.70			$0.74

Earnings per share - Diluted	$0.75		$0.81	$0.67			$0.72

Basic Shares	33.4		33.4	35.5			35.5
Diluted Shares	34.4		34.4	36.7			36.7

	As Reported 12 Weeks Ended September 12, 2014			As Reported 12 Weeks Ended September 6, 2013
Contract Sales
Vacation ownership	$167			$161
Residential products	5			7

Total contract sales	$172			$168

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars. We now report in Resort management and other services certain external exchange company results previously included in Other and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF INCOME

36 Weeks Ended September 12, 2014 and September 6, 2013

(In millions, except per share amounts)

	As Reported 36 Weeks Ended September 12, 2014	Certain Charges	As Adjusted 36 Weeks Ended September 12, 2014 **	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 36 Weeks Ended September 6, 2013 **
Revenues
Sale of vacation ownership products	$453	$—	$453	$472	$—	$(20)	$452
Resort management and other services	197	—	197	188	—	—	188
Financing	90	—	90	97	—	—	97
Rental	191	—	191	193	—	—	193
Other	12	—	12	13	—	—	13
Cost reimbursements	282	—	282	260	—	—	260

Total revenues	1,225	—	1,225	1,223	—	(20)	1,203

Expenses
Cost of vacation ownership products	139	—	139	157	—	(7)	150
Marketing and sales	217	—	217	220	(2)	(2)	216
Resort management and other services	132	—	132	134	—	—	134
Financing	16	—	16	16	—	—	16
Rental	166	—	166	169	—	—	169
Other	9	—	9	9	—	—	9
General and administrative	67	—	67	66	—	—	66
Organizational and separation related	3	(3)	—	7	(7)	—	—
Litigation settlement	(5)	5	—	(1)	1	—	—
Consumer financing interest	18	—	18	22	—	—	22
Royalty fee	41	—	41	41	—	—	41
Impairment	1	(1)	—	1	(1)	—	—
Cost reimbursements	282	—	282	260	—	—	260

Total expenses	1,086	1	1,087	1,101	(9)	(9)	1,083

Gains and other income	2	(2)	—	1	—	—	1
Interest expense	8	—	8	9	—	—	9

Income before income taxes	133	(3)	130	114	9	(11)	112
Provision for income taxes	(53)	1	(52)	(40)	(2)	3	(39)

Net income	$80	$(2)	$78	$74	$7	$(8)	$73

Earnings per share - Basic	$2.35		$2.30	$2.10			$2.06

Earnings per share - Diluted	$2.28		$2.23	$2.03			$1.99

Basic Shares	34.2		34.2	35.4			35.4
Diluted Shares	35.2		35.2	36.6			36.6

	As Reported 36 Weeks Ended September 12, 2014			As Reported 36 Weeks Ended September 6, 2013
Contract Sales
Vacation ownership	$487			$473
Residential products	11			8

Total contract sales	$498			$481

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars. We now report in Resort management and other services certain external exchange company results previously included in Other and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

12 Weeks Ended September 12, 2014 and September 6, 2013

($ in millions)

	As Reported 12 Weeks Ended September 12, 2014	Certain Charges	As Adjusted 12 Weeks Ended September 12, 2014 **	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	As Adjusted 12 Weeks Ended September 6, 2013 **
Revenues
Sale of vacation ownership products	$138	$—	$138	$145	$—	$145
Resort management and other services	58	—	58	55	—	55
Financing	28	—	28	30	—	30
Rental	55	—	55	56	—	56
Other	4	—	4	4	—	4
Cost reimbursements	81	—	81	75	—	75

Total revenues	364	—	364	365	—	365

Expenses
Cost of vacation ownership products	41	—	41	51	—	51
Marketing and sales	64	—	64	61	—	61
Resort management and other services	36	—	36	37	—	37
Rental	47	—	47	49	—	49
Other	3	—	3	3	—	3
Organizational and separation related	—	—	—	—	—	—
Litigation settlement	3	(3)	—	—	—	—
Royalty fee	3	—	3	2	—	2
Cost reimbursements	81	—	81	75	—	75

Total expenses	278	(3)	275	278	—	278

Segment financial results	$86	$3	$89	$87	$—	$87

	As Reported 12 Weeks Ended September 12, 2014			As Reported 12 Weeks Ended September 6, 2013
Contract Sales
Vacation ownership	$148			$145
Residential products	5			7

Total contract sales	$153			$152

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We now report in Resort management and other services certain external exchange company results previously included in Other and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

36 Weeks Ended September 12, 2014 and September 6, 2013

($ in millions)

	As Reported 36 Weeks Ended September 12, 2014	Certain Charges	As Adjusted 36 Weeks Ended September 12, 2014 **	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	As Adjusted 36 Weeks Ended September 6, 2013 **
Revenues
Sale of vacation ownership products	$404	$—	$404	$407	$—	$407
Resort management and other services	172	—	172	163	—	163
Financing	84	—	84	91	—	91
Rental	169	—	169	172	—	172
Other	12	—	12	13	—	13
Cost reimbursements	252	—	252	231	—	231

Total revenues	1,093	—	1,093	1,077	—	1,077

Expenses
Cost of vacation ownership products	120	—	120	137	—	137
Marketing and sales	188	—	188	187	—	187
Resort management and other services	111	—	111	113	—	113
Rental	146	—	146	148	—	148
Other	8	—	8	8	—	8
Organizational and separation related	1	(1)	—	—	—	—
Litigation settlement	(5)	5	—	(1)	1	—
Royalty fee	6	—	6	6	—	6
Cost reimbursements	252	—	252	231	—	231

Total expenses	828	3	831	829	1	830

Gains and other income	2	(2)	—	1	—	1
Impairment reversals on equity investment	—	—	—	—	—	—

Segment financial results	$267	$(5)	$262	$249	$(1)	$248

	As Reported 36 Weeks Ended September 12, 2014			As Reported 36 Weeks Ended September 6, 2013
Contract Sales
Vacation ownership	$434			$429
Residential products	11			8

Total contract sales	$445			$437

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We now report in Resort management and other services certain external exchange company results previously included in Other and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

12 Weeks Ended September 12, 2014 and September 6, 2013

($ in millions)

	As Reported 12 Weeks Ended September 12, 2014	Certain Charges	As Adjusted 12 Weeks Ended September 12, 2014 **	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	As Adjusted 12 Weeks Ended September 6, 2013 **
Revenues
Sale of vacation ownership products	$8	$—	$8	$7	$—	$7
Resort management and other services	1	—	1	1	—	1
Financing	1	—	1	1	—	1
Rental	1	—	1	1	—	1
Cost reimbursements	—	—	—	1	—	1

Total revenues	11	—	11	11	—	11

Expenses
Cost of vacation ownership products	3	—	3	1	—	1
Marketing and sales	4	—	4	5	—	5
Resort management and other services	1	—	1	1	—	1
Rental	2	—	2	3	—	3
Cost reimbursements	—	—	—	1	—	1

Total expenses	10	—	10	11	—	11

Segment financial results	$1	$—	$1	$—	$—	$—

	As Reported 12 Weeks Ended September 12, 2014			As Reported 12 Weeks Ended September 6, 2013
Contract Sales	$8			$7

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Asia Pacific segment revenues and expenses for the twelve weeks ended September 6, 2013 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

36 Weeks Ended September 12, 2014 and September 6, 2013

($ in millions)

	As Reported 36 Weeks Ended September 12, 2014	Certain Charges	As Adjusted 36 Weeks Ended September 12, 2014 **	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	As Adjusted 36 Weeks Ended September 6, 2013 **
Revenues
Sale of vacation ownership products	$22	$—	$22	$23	$—	$23
Resort management and other services	3	—	3	3	—	3
Financing	3	—	3	3	—	3
Rental	5	—	5	5	—	5
Cost reimbursements	2	—	2	5	—	5

Total revenues	35	—	35	39	—	39

Expenses
Cost of vacation ownership products	6	—	6	4	—	4
Marketing and sales	12	—	12	14	—	14
Resort management and other services	2	—	2	2	—	2
Rental	8	—	8	8	—	8
Royalty fee	1	—	1	1	—	1
Cost reimbursements	2	—	2	5	—	5

Total expenses	31	—	31	34	—	34

Segment financial results	$4	$—	$4	$5	$—	$5

	As Reported 36 Weeks Ended September 12, 2014			As Reported 36 Weeks Ended September 6, 2013
Contract Sales	$22			$24

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Asia Pacific segment revenues and expenses for the thirty six weeks ended September 12, 2014 (related to the twelve weeks ended March 28, 2014) and September 6, 2013 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

12 Weeks Ended September 12, 2014 and September 6, 2013

($ in millions)

	As Reported 12 Weeks Ended September 12, 2014	Certain Charges	As Adjusted 12 Weeks Ended September 12, 2014 **	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended September 6, 2013 **
Revenues
Sale of vacation ownership products	$10	$—	$10	$10	$—	$(2)	$8
Resort management and other services	8	—	8	9	—	—	9
Financing	1	—	1	1	—	—	1
Rental	9	—	9	8	—	—	8
Cost reimbursements	10	—	10	8	—	—	8

Total revenues	38	—	38	36	—	(2)	34

Expenses
Cost of vacation ownership products	3	—	3	2	—	(1)	1
Marketing and sales	6	—	6	6	—	—	6
Resort management and other services	7	—	7	7	—	—	7
Rental	5	—	5	5	—	—	5
Other	1	—	1	1	—	—	1
Cost reimbursements	10	—	10	8	—	—	8

Total expenses	32	—	32	29	—	(1)	28

Segment financial results	$6	$—	$6	$7	$—	$(1)	$6

	As Reported 12 Weeks Ended September 12, 2014			As Reported 12 Weeks Ended September 6, 2013
Contract Sales	$11			$9

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Europe segment revenues and expenses for the twelve weeks ended September 6, 2013 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors. We now report in Resort management and other services certain external exchange company results previously included in Other and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

36 Weeks Ended September 12, 2014 and September 6, 2013

($ in millions)

	As Reported 36 Weeks Ended September 12, 2014	Certain Charges	As Adjusted 36 Weeks Ended September 12, 2014 **	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 36 Weeks Ended September 6, 2013 **
Revenues
Sale of vacation ownership products	$27	$—	$27	$42	$—	$(20)	$22
Resort management and other services	22	—	22	22	—	—	22
Financing	3	—	3	3	—	—	3
Rental	17	—	17	16	—	—	16
Other	—	—	—	—	—	—	—
Cost reimbursements	28	—	28	24	—	—	24

Total revenues	97	—	97	107	—	(20)	87

Expenses
Cost of vacation ownership products	7	—	7	11	—	(7)	4
Marketing and sales	17	—	17	19	(2)	(2)	15
Resort management and other services	19	—	19	19	—	—	19
Rental	12	—	12	13	—	—	13
Other	1	—	1	1	—	—	1
Impairment	—	—	—	1	(1)	—	—
Cost reimbursements	28	—	28	24	—	—	24

Total expenses	84	—	84	88	(3)	(9)	76

Segment financial results	$13	$—	$13	$19	$3	$(11)	$11

	As Reported 36 Weeks Ended September 12, 2014			As Reported 36 Weeks Ended September 6, 2013
Contract Sales	$31			$20

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Europe segment revenues and expenses for the thirty six weeks ended September 12, 2014 (related to the twelve weeks ended March 28, 2014) and September 6, 2013 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors. We now report in Resort management and other services certain external exchange company results previously included in Other and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

12 Weeks and 36 Weeks Ended September 12, 2014 and September 6, 2013

(In millions)

	As Reported 12 Weeks Ended September 12, 2014	Certain Charges	As Adjusted 12 Weeks Ended September 12, 2014 **	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	As Adjusted 12 Weeks Ended September 6, 2013 **
Expenses
Cost of vacation ownership products	$2	$—	$2	$2	$—	$2
Financing	5	—	5	5	—	5
General and administrative	22	—	22	23	—	23
Organizational and separation related	1	(1)	—	4	(4)	—
Consumer financing interest	6		6	7		7
Royalty fee	11	—	11	11	—	11

Total expenses	$47	$(1)	$46	$52	$(4)	$48

	As Reported 36 Weeks Ended September 12, 2014	Certain Charges	As Adjusted 36 Weeks Ended September 12, 2014 **	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	As Adjusted 36 Weeks Ended September 6, 2013 **
Expenses
Cost of vacation ownership products	$6	$—	$6	$5	$—	$5
Financing	16	—	16	16	—	16
General and administrative	67	—	67	66	—	66
Organizational and separation related	2	(2)	—	7	(7)	—
Consumer financing interest	18	—	18	22	—	22
Royalty fee	34	—	34	34	—	34

Total expenses	$143	$(2)	$141	$150	$(7)	$143

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Corporate and Other consists of results not specifically attributable to an individual segment, including expenses in support of our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, and the fixed royalty fee payable under the license agreements that we entered into with Marriott International, Inc. in connection with the spin-off, as well as consumer financing interest expense. Beginning with the fourth quarter of 2013 we no longer report Interest expense in Corporate and Other and have recast prior year information for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	September 12, 2014	September 6, 2013
Contract sales	$172	$168
Revenue recognition adjustments:
Reportability [1]	(4)	3
Europe rescission adjustment[2]	—	2
Sales Reserve[3]	(7)	(8)
Other[4]	(5)	(3)

Sale of vacation ownership products	$156	$162

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see page A-19 for additional information.
[3]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended September 12, 2014	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended September 12, 2014 **	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended September 6, 2013 **
Sale of vacation ownership products	$156	$—	$4	$160	$162	$—	$(2)	$(3)	$157
Less:
Cost of vacation ownership products	49	—	1	50	56	—	(1)	(1)	54
Marketing and sales	74	—	1	75	72	—	—	(1)	71

Development margin	$33	$—	$2	$35	$34	$—	$(1)	$(1)	$32

Development margin percentage[1]	21.5%			22.6%	21.1%				20.3%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	36 Weeks Ended
	September 12, 2014	September 6, 2013
Contract sales	$498	$481
Revenue recognition adjustments:
Reportability [1]	(8)	8
Europe rescission adjustment[2]	—	20
Sales Reserve[3]	(23)	(26)
Other[4]	(14)	(11)

Sale of vacation ownership products	$453	$472

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see page A-19 for additional information.
[3]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 36 Weeks Ended September 12, 2014	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 36 Weeks Ended September 12, 2014 **	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 36 Weeks Ended September 6, 2013 **
Sale of vacation ownership products	$453	$—	$8	$461	$472	$—	$(20)	$(8)	$444
Less:
Cost of vacation ownership products	139	—	2	141	157	—	(7)	(3)	147
Marketing and sales	217	—	1	218	220	(2)	(2)	(1)	215

Development margin	$97	$—	$5	$102	$95	$2	$(11)	$(4)	$82

Development margin percentage[1]	21.4%			22.2%	20.3%				18.4%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	September 12, 2014	September 6, 2013
Contract sales	$153	$152
Revenue recognition adjustments:
Reportability [1]	(4)	2
Sales Reserve [2]	(6)	(6)
Other [3]	(5)	(3)

Sale of vacation ownership products	$138	$145

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended September 12, 2014	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended September 12, 2014 **	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended September 6, 2013 **
Sale of vacation ownership products	$138	$—	$4	$142	$145	$—	$(2)	$143
Less:
Cost of vacation ownership products	41	—	1	42	51	—	(1)	50
Marketing and sales	64	—	1	65	61	—	—	61

Development margin	$33	$—	$2	$35	$33	$—	$(1)	$32

Development margin percentage[1]	24.4%			25.5%	22.7%			22.2%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	36 Weeks Ended
	September 12, 2014	September 6, 2013
Contract sales	$445	$437
Revenue recognition adjustments:
Reportability [1]	(8)	2
Sales Reserve [2]	(19)	(21)
Other [3]	(14)	(11)

Sale of vacation ownership products	$404	$407

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 36 Weeks Ended September 12, 2014	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 36 Weeks Ended September 12, 2014 **	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 36 Weeks Ended September 6, 2013 **
Sale of vacation ownership products	$404	$—	$8	$412	$407	$—	$(2)	$405
Less:
Cost of vacation ownership products	120	—	2	122	137	—	(1)	136
Marketing and sales	188	—	1	189	187	—	—	187

Development margin	$96	$—	$5	$101	$83	$—	$(1)	$82

Development margin percentage[1]	23.8%			24.6%	20.4%			20.2%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA AND ADJUSTED EBITDA

12 Weeks and 36 Weeks Ended September 12, 2014 and September 6, 2013

($ in millions)

	As Reported 12 Weeks Ended September 12, 2014	Certain Charges	As Adjusted 12 Weeks Ended September 12, 2014 **	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended September 6, 2013 **
Net income	$25	$2	$27	$25	$3	$(1)	$27
Interest expense[1]	3	—	3	2	—	—	2
Tax provision	18	2	20	15	1	—	16
Depreciation and amortization	4	—	4	5	—	—	5

EBITDA **	$50	$4	$54	$47	$4	$(1)	$50

	As Reported 36 Weeks Ended September 12, 2014	Certain Charges	As Adjusted 36 Weeks Ended September 12, 2014 **	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 36 Weeks Ended September 6, 2013 **
Net income	$80	$(2)	$78	$74	$7	$(8)	$73
Interest expense[1]	8	—	8	9	—	—	9
Tax provision	53	(1)	52	40	2	(3)	39
Depreciation and amortization	13	—	13	16	—	—	16

EBITDA **	$154	$(3)	$151	$139	$9	$(11)	$137

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE -DILUTED OUTLOOK

(In millions, except per share amounts)

	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Net income	$93	$99
Adjustments to reconcile Net income to Adjusted net income
Organizational and separation related and other charges[1]	1	1
Gain on disposition [2]	(2)	(2)
Provision for income taxes on adjustments to net income	1	1

Adjusted net income**	$93	$99

Earnings per share - Diluted [3]	$2.67	$2.84
Adjusted earnings per share - Diluted**, 3	$2.67	$2.84
Diluted shares [3]	34.8	34.8

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Organizational and separation related and other charges adjustment includes $4 million for organizational and separation related efforts, $3 million for a litigation settlement, $1 million for an impairment charge and $1 million for restructuring / severance costs in our Europe segment, offset by $8 million associated with the settlement of a dispute with a former service provider in our North America segment.
[2]	Gain on disposition adjustment includes the gain on the sale of a golf course and adjacent undeveloped land in our North America segment.
[3]	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through October 15, 2014.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED EBITDA OUTLOOK

(In millions)

	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Adjusted net income **	$93	$99
Interest expense[1]	12	12
Tax provision	66	70
Depreciation and amortization	19	19

Adjusted EBITDA**	$190	$200

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED DEVELOPMENT MARGIN OUTLOOK

	Total MVW		North America
	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Development margin[1]	20.7%	21.7%	22.8%	23.8%
Adjustments to reconcile Development margin to Adjusted development margin
Other charges[2]	0.1%	0.1%	0.0%	0.0%
Revenue recognition reportability	0.2%	0.2%	0.2%	0.2%

Adjusted development margin**, 1	21.0%	22.0%	23.0%	24.0%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin represents Development margin dollars divided by Sale of vacation ownership products revenues. Development margin is calculated using whole dollars.
[2]	Other charges adjustment includes $1 million for restructuring / severance costs in our Europe segment recorded under the “Marketing and sales” caption.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED FREE CASH FLOW OUTLOOK

(In millions)

	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Adjusted net income **	$93	$99
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	69	71
Deferred income taxes / income taxes payable	7	9
Net changes in assets and liabilities:
Notes receivable originations	(263)	(269)
Notes receivable collections	288	292
Inventory	43	45
Liability for Marriott Rewards customer loyalty program	(30)	(28)
Organizational and separation related and other charges	(1)	(1)
Other working capital changes	10	10

Net cash provided by operating activities	216	228
Capital expenditures for property and equipment (excluding inventory)
Organizational and separation related capital expenditures	(4)	(4)
Other	(17)	(15)
Increase in restricted cash	(9)	(8)
Borrowings from securitization transactions	263	263
Repayment of debt related to securitizations	(224)	(224)

Free cash flow**	225	240
Add:
Organizational and separation related and other charges	5	5

Adjusted free cash flow**	$230	$245

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, impairment activity, and share-based compensation.

NOTE: We now include borrowings from securitization transactions and repayment of debt related to securitizations in our free cash flow. As a result, free cash flow as presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow presented prior to the fourth quarter of 2013, and adjusted free cash flow presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow, as adjusted presented prior to the fourth quarter of 2013.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 NORMALIZED ADJUSTED FREE CASH FLOW OUTLOOK

(In millions)

	Current Guidance
	Low	High	Mid-Point	Adjustments	Normalized
Adjusted net income **	$93	$99	$96	$—	$96
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	69	71	70	—	70
Deferred income taxes / income taxes payable	7	9	8	—	8
Net changes in assets and liabilities:
Notes receivable originations	(263)	(269)	(266)	—	(266)
Notes receivable collections	288	292	290	—	290
Inventory	43	45	44	(44)[2]	—
Liability for Marriott Rewards customer loyalty program	(30)	(28)	(29)	29 [3]	—
Organizational and separation related and other charges	(1)	(1)	(1)	1 [4]	—
Other working capital changes	10	10	10	(20)[5]	(10)

Net cash provided by operating activities	216	228	222	(34)	188
Capital expenditures for property and equipment (excluding inventory)
Organizational and separation related capital expenditures	(4)	(4)	(4)	4 [4]	—
Other	(17)	(15)	(16)	(4)[6]	(20)
Increase in restricted cash	(9)	(8)	(9)	—	(9)
Borrowings from securitization transactions	263	263	263	(45)[7]	218
Repayment of debt related to securitizations	(224)	(224)	(224)	—	(224)

Free cash flow**	225	240	232	(79)	153
Add:
Organizational and separation related and other charges	5	5	5	(5)	—

Adjusted free cash flow**	$230	$245	$237	$(84)	$153

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We now include borrowings from securitization transactions and repayment of debt related to securitizations in our free cash flow. As a result, free cash flow as presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow presented prior to the fourth quarter of 2013, and adjusted free cash flow presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow, as adjusted presented prior to the fourth quarter of 2013.

[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, impairment activity, and share-based compensation.
[2]	Represents adjustment to align real estate inventory spending with real estate inventory costs (i.e., product costs).
[3]	Represents payment for Marriott Rewards Points issued prior to the Spin-off. Liability to be fully paid in 2016.
[4]	Represents costs associated with organizational and separation related efforts (efforts projected to be substantially completed by the end of 2015), a litigation settlement, impairment activity, and restructuring / severance costs in our Europe segment, offset by the settlement of a dispute with a former service provider.
[5]	Represents normalized other working capital changes.
[6]	Represents normalized capital expenditures for property and equipment.
[7]	Represents normalized borrowings from securitization transactions.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain charges incurred in the 12 weeks and 36 weeks ended September 12, 2014 and September 6, 2013, exclude the gain on the disposition of a golf course and adjacent undeveloped land in the 36 weeks ended September 12, 2014, and exclude adjustments related to the extension of rescission periods in our Europe segment discussed below (“Europe Rescission Adjustments”) in the 12 weeks and 36 weeks ended September 6, 2013, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before certain charges, gains and Europe Rescission Adjustments with results from other vacation ownership companies.

Certain Charges - 12 weeks and 36 weeks ended September 12, 2014. In our Statement of Income for the 12 weeks ended September 12, 2014, we recorded $4 million of pre-tax charges, which included a $3 million accrual for a litigation settlement in our North America segment recorded under the “Litigation settlement” caption and $1 million of organizational and separation related costs recorded under the “Organizational and separation related” caption. In our Statement of Income for the 36 weeks ended September 12, 2014, we recorded $1 million of net pre-tax income, which included $8 million of income associated with the settlement of a dispute with a former service provider in our North America segment recorded under the “Litigation settlement” caption, partially offset by a $3 million litigation settlement in our North America segment recorded under the “Litigation settlement” caption, $3 million of organizational and separation related costs recorded under the “Organizational and separation related” caption and a $1 million impairment charge associated with a project in our North America segment recorded under the “Impairment” caption.

Certain Charges - 12 weeks and 36 weeks ended September 6, 2013. In our Statement of Income for the 12 weeks ended September 6, 2013, we recorded $4 million of pre-tax charges, which included $4 million of organizational and separation related costs recorded under the “Organizational and separation related” caption. In our Statement of Income for the 36 weeks ended September 6, 2013, we recorded $9 million of net pre-tax charges, which included a $7 million increase in our accrual for remaining costs we expect to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment recorded under the “Impairment reversals on equity investment” caption, $7 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, $2 million of severance costs in our Europe segment recorded under the “Marketing and sales” caption, and a $1 million pre-tax non-cash impairment charge related to a leased golf course at a project in our Europe segment recorded under the “Impairment” caption, partially offset by a $7 million gain for cash received in payment of fully reserved receivables in connection with an equity method investment in a joint venture project in our North America segment recorded under the “Impairment reversals on equity investment” caption, and a $1 million reversal of a previously recorded litigation settlement related to a project in our North America segment, based upon an agreement to settle the matter for an amount less than our accrual, recorded under the “Litigation settlement” caption.

Gain on the disposition of a golf course and adjacent undeveloped land—36 weeks ended September 12, 2014. In our Statement of Income for the 36 weeks ended September 12, 2014, we recorded a net $2 million gain associated with the sale of a golf course and adjacent undeveloped land in our North America segment under the “Gains and other income” caption.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Europe Rescission Adjustments. In the second quarter of 2013, during the course of an internal review of certain sales documentation processes related to the sale of certain vacation ownership interests in properties associated with our Europe segment, we determined that the documentation we provided for certain sales of vacation ownership products was not strictly compliant. As a result, in accordance with applicable European regulation, the period of time during which purchasers of such interests may rescind their purchases was extended. We record revenues from the sale of vacation ownership products once the rescission period has ended. Originally, we recorded revenues from these sales of vacation ownership products based on the rescission periods in effect assuming compliant documentation had been provided to the purchasers, rather than the extended periods. As a result, we recognized revenue in incorrect periods between fiscal years 2010 and 2013 and misstated revenues in our previously filed consolidated financial statements. We provided compliant documentation to purchasers for whom the extended rescission period had not yet expired. As compliant documentation was subsequently provided as part of the corrective actions we took, the extended rescission period for most of the purchases at issue ended during the second quarter of 2013. To better reflect our on-going core operations and allow for period-over-period comparisons, we have excluded the impact associated with the extended rescission periods in our adjusted financial measures.

12 weeks ended September 6, 2013. In our Statement of Income for the 12 weeks ended September 6, 2013, we recorded after-tax Europe Rescission Adjustments of $1 million, which included a $2 million pre-tax increase in Sale of vacation ownership products revenues and a $1 million pre-tax increase in Cost of vacation ownership products expense associated with the change in revenues from the Sale of vacation ownership products.

36 weeks ended September 6, 2013. In our Statement of Income for the 36 weeks ended September 6, 2013, we recorded after-tax Europe Rescission Adjustments of $8 million, which included a $20 million pre-tax increase in Sale of vacation ownership products revenues, pre-tax increases of $7 million and $2 million in Cost of vacation ownership products expense and Marketing and sales expense, respectively, associated with the change in revenues from the Sale of vacation ownership products, and a $3 million increase in the Provision for income taxes associated with the change in Income before income taxes.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain charges and Europe Rescission Adjustments as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability, certain charges and Europe Rescission Adjustments to our Development Margin.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA calculation (which previously adjusted for consumer financing interest expense), we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business.

We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use it, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA. We also evaluate Adjusted EBITDA, which reflects additional adjustments for certain charges, gains and Europe Rescission Adjustments, as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments with results from other vacation ownership companies.

Free Cash Flow. We also evaluate Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results. We now include borrowings from securitization transactions and repayment of debt related to securitizations in our free cash flow. As a result, free cash flow as presented in these schedules is equivalent to the non-GAAP financial measure adjusted free cash flow presented prior to the fourth quarter of 2013, and adjusted free cash flow presented in these schedules is equivalent to the non-GAAP financial measure adjusted free cash flow, as adjusted presented prior to the fourth quarter of 2013.

Adjusted Free Cash Flow. We also evaluate Adjusted Free Cash Flow, which reflects additional adjustments for organizational and separation related, litigation, and other cash charges, as referred to in the discussion of Adjusted Net Income above. We evaluate Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, excluding the impact of organizational and separation related, litigation, and other cash charges. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Normalized Adjusted Free Cash Flow. We also evaluate Normalized Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, the borrowing and repayment activity related to our securitizations, and adjustments to remove the impact of cash flow items not expected to occur on a regular basis. Adjustments eliminate the impact of excess cash taxes, payments for Marriott Rewards Points issued prior to the Spin-off, payments for organizational and separation related efforts, litigation cash settlements and other working capital changes. We consider Normalized Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Normalized Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

	(Unaudited) September 12, 2014	January 3, 2014
ASSETS
Cash and cash equivalents	$146	$200
Restricted cash (including $36 and $34 from VIEs, respectively)	65	86
Accounts and contracts receivable (including $3 and $5 from VIEs, respectively)	113	109
Vacation ownership notes receivable (including $580 and $719 from VIEs, respectively)	912	970
Inventory	799	870
Property and equipment	212	254
Other	100	143

Total Assets	$2,347	$2,632

LIABILITIES AND EQUITY
Accounts payable	$79	$129
Advance deposits	55	48
Accrued liabilities (including $2 and $1 from VIEs, respectively)	147	185
Deferred revenue	23	19
Payroll and benefits liability	77	82
Liability for Marriott Rewards customer loyalty program	92	114
Deferred compensation liability	40	37
Mandatorily redeemable preferred stock of consolidated subsidiary	40	40
Debt (including $534 and $674 from VIEs, respectively)	538	678
Other	33	31
Deferred taxes	93	60

Total Liabilities	1,217	1,423

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 35,961,779 and 35,637,765 shares issued, respectively	—	—
Treasury stock - at cost; 2,963,020 and 505,023 shares, respectively	(161)	(26)
Additional paid-in capital	1,109	1,130
Accumulated other comprehensive income	20	23
Retained earnings	162	82

Total Equity	1,130	1,209

Total Liabilities and Equity	$2,347	$2,632

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	36 weeks ended
	September 12, 2014	September 6, 2013
OPERATING ACTIVITIES
Net income	$80	$74
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13	16
Amortization of debt issuance costs	4	4
Provision for loan losses	22	26
Share-based compensation	9	8
Deferred income taxes	29	23
Impairment charges	1	1
Gain on disposal of property and equipment, net	(2)	(1)
Net change in assets and liabilities:
Accounts and contracts receivable	(8)	(16)
Notes receivable originations	(170)	(166)
Notes receivable collections	204	217
Inventory	62	33
Other assets	46	33
Accounts payable, advance deposits and accrued liabilities	(66)	(74)
Liability for Marriott Rewards customer loyalty program	(23)	(33)
Deferred revenue	4	(13)
Payroll and benefit liabilities	(5)	(2)
Deferred compensation liability	3	(8)
Other liabilities	3	1

Net cash provided by operating activities	206	123

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(8)	(11)
Decrease in restricted cash	21	4
Dispositions, net	33	3

Net cash provided by (used in) investing activities	46	(4)

FINANCING ACTIVITIES
Borrowings from securitization transactions	23	361
Repayment of debt related to securitization transactions	(163)	(288)
Borrowings on Revolving Corporate Credit Facility	—	25
Repayment of Revolving Corporate Credit Facility	—	(25)
Debt issuance costs	(2)	(5)
Repurchase of common stock	(160)	—
Proceeds from stock option exercises	2	2
Payment of withholding taxes on vesting of restricted stock units	(5)	(4)

Net cash (used in) provided by financing activities	(305)	66

Effect of changes in exchange rates on cash and cash equivalents	(1)	—
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(54)	185
CASH AND CASH EQUIVALENTS, beginning of period	200	103

CASH AND CASH EQUIVALENTS, end of period	$146	$288